UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 1, 2023

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM AUDIT REVIEW.

On February 1, 2023, the audit committee of Braemar Hotels & Resorts Inc. (the “Company”) concluded, after discussion with the Company’s management, that the Company’s unaudited financial statements for the periods ended September 30, 2022, included in its Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2022, contained a material misstatement and should not be relied upon. The misstatement related to the presentation of the Company’s statement of operations missing a non-cash item associated with the Company’s Series E Redeemable Preferred Stock and Series M Redeemable Preferred Stock, which impacted net income attributable to common stockholders and the related calculation of earnings per share for the period. Due to the non-cash nature of this item, it would have had no impact on the Company’s reported metrics for Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDAre.

The Company’s statement of operations for the three and nine months ended September 30, 2022, excluded the combined $2.6 million and $4.8 million redemption value adjustment, respectively, associated with the Company’s Series E Redeemable Preferred Stock and Series M Redeemable Preferred Stock that had been issued during the three and nine months ended September 30, 2022, which should have decreased net income attributable to common stockholders and income (loss) per share. These amounts were reflected in the condensed consolidated statements of equity for the three and nine months ended September 30, 2022, in the line item entitled “redemption value adjustment - preferred stock.”
The effect of correcting this misstatement will result in a restatement of the Company’s condensed consolidated statement of operations for the nine months ended September 30, 2022 as shown in the table below (amounts in thousands except per share amounts):

	As Originally Reported	Adjustment	As Restated
Condensed Consolidated Statement of Operations
Deemed dividend on redeemable preferred stock	$—	$(4,802)	$(4,802)
Net income (loss) attributable to common stockholders	$7,594	$(4,802)	$2,792
Income (loss) per share - basic:
Net income (loss) allocated to common stockholders per share	$0.11	$(0.07)	$0.04
Income (loss) per share - diluted:
Net income (loss) allocated to common stockholders per share	$0.11	$(0.07)	$0.04
The deemed dividend on redeemable preferred stock was $2.6 million for the three months ended September 30, 2022, which increased net loss attributable to common stockholders from $(14.1) million to $(16.7) million and increased net loss allocated to common stockholders per share from $(0.20) to $(0.24).
As a result, the Company will restate its financial statements for the periods ended September 30, 2022 and anticipates that it will report a material weakness in internal control over financial reporting when it files its Form 10-Q/A for the third quarter of 2022.
The matters set forth in this Form 8-K have been discussed with the Company’s independent registered public accounting firm, BDO USA, LLP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: February 1, 2023	By:	/s/ Deric S. Eubanks
Deric S. Eubanks
Chief Financial Officer